This Is A Credit Line Deed Of Trust

This Credit Line Deed of Trust, made and entered into this 14th
day of June, 1996, by and among   DOUGHTIE'S FOODS, INC., a
Virginia corporation (herein, whether one or more, referred to as
"Grantor"),   DAVID A. DURHAM, and   DAVID SINGLETON, who reside
in the City of Virginia Beach, and the City of Virginia Beach, Virginia, respectively (either of whom may act and who are referred to herein as "Trustee"); and Crestar Bank (herein
"Lender"), provides:      The name of the noteholder secured
hereby is Crestar Bank. Communications to the noteholder pursuant to Va. Code 55-58.2 are to be mailed or delivered to 500 East Main Street, Norfolk, Virginia 23510, Attention: Bruce W. Nave. The maximum aggregate amount of principal to be secured hereby at any one time is Three Million Twenty-Five Thousand Dollars ($3,025,000).
     For and in consideration of the indebtedness herein recited and the trust herein created, Grantor hereby grants, bargains, mortgages, assigns, sells and conveys unto Trustee, in trust, with power of sale and with general warranty of title, all of Grantor's present and future right, title and interest in and to certain real estate located in the City of Portsmouth, Virginia, and more particularly described as follows:

                          SEE EXHIBIT A ATTACHED

which has the address of 2410 and 2415 Wesley Street, and 149 Chautauqua Avenue, Portsmouth, Virginia 23707, together with all easement and appurtenances thereto, all of the rights of Grantor in and to the streets, alleys, and rights-of-way appurtenant to and adjoining or adjacent to the land hereinabove described; and together with any and all right, title and interest of Grantor in and to the improvements, which shall include any and all buildings and structures now or at any time hereafter erected, constructed or situated upon said land or any part thereof, together with all fixtures, machinery, apparatus, fittings and equipment now or hereafter located in or upon the premises and now owned or which may hereafter be owned by Grantor, in and upon said land and premises, or which may hereafter be placed thereon, including, but not limited to, any equity which may be acquired by Grantor in such property and as a result of the making of instalment payments on account of the purchase thereof, including but not limited to elevators, escalators, boilers, engines, heating, ventilating and air conditioning systems, sprinkler or fire extinguishing systems, plumbing, partitions, wiring, storm doors and windows, wire screens, awnings, carpeting, drapes, window shades, switchboards, communications apparatus, floor tiling, linoleum, attached cabinets, wall panels and decorations attached to walls and ceilings, gas and electrical fixtures, chattels, attached appliances, and material used and to be used in the buildings and structures. Reference in this Deed of Trust to "Property" shall be deemed to include, in addition to the described land, improvements now or hereafter located thereon and rights appurtenant thereto, all the equipment, furnishings, fixtures, goods and chattels, above-mentioned and conveyed, all of which are deemed part and parcel of the real estate and appropriated to the use of the real estate and, whether affixed or not, shall for the purposes of this Deed of Trust be deemed conclusively to be real estate and conveyed hereby, together with
the proceeds of all the foregoing.      In Trust (a) to secure
the prompt payment of Secured Indebtedness (as hereinafter defined), payable to Lender at the address set out above; and (b) to secure performance and observance of the terms and conditions of this Deed of Trust, any Note (as hereinafter defined) or any
Agreement (as hereinafter defined).      Lender has extended
credit, or may in the future extend credit to Grantor (herein, whether one or more, "Debtor", and which as used herein shall include any one or more and any combination of the parties constituting Debtor). The term "Secured Indebtedness" as used herein shall mean all indebtedness of Debtor to Lender, whether now existing or hereinafter arising, direct or indirect, fixed or contingent, due or to become due, joint or several, for whatever purpose whether or not related to the Notes or Agreements, as defined below, irrespective of how such indebtedness is evidenced, whether by notes, bonds, letters of credit, advances, overdrafts, accounting entries or otherwise, or by the endorsement or guaranty by Debtor of the obligations of another; provided, however, that the aggregate outstanding principal amount of the Secured Indebtedness secured by this Deed of Trust shall not at any one time exceed the maximum aggregate amount of principal stated above, plus interest thereon (at the rate or rates set forth in the Noted or Agreements or other evidences of such indebtedness), fees due with respect to any such indebtedness, and, to the extent permitted by applicable law, all costs of collection with respect thereto, including without limitation, any costs and expenses incurred by Trustee or Lender in connection with the enforcement of this Deed of Trust or as otherwise provided herein. Secured indebtedness shall include, but not be limited to, the principal of, interest on and all other amounts due under or in connection with the note from Grantor to the Lender dated June 14, 1996, in the amount of $1,750,000, the note from Grantor to the Lender dated June 14, 1996, in the amount of $7,500,000, and any modifications, extensions or renewals of such notes, agreements or loans.
     As used herein the term "Note" shall mean each note from Debtor to Lender and specifically referred to above, and any and all other notes or obligations executed and delivered by Debtor to Lender, whether joint or several or joint and several, to repay the Secured Indebtedness or any part thereof. The term "Agreement" as used herein shall mean any and each agreement between Debtor and Lender specifically referred to above, and any and all other agreements of whatever nature executed and delivered by Debtor to Lender in connection with any Note or the Secured Indebtedness or any part thereof.
     It is understood and agreed that the Secured Indebtedness will be advanced from time to time by Lender in accordance with the provisions of any Note or any Agreement, each of which is incorporated herein and made a part hereof by reference to the same extent as if fully set forth herein, and it is further understood and agreed that, from time to time, repayments on account of the Secured Indebtedness may be made and Lender may thereafter make additional advances including re-advances of sums previously repaid, as provided in any Note or any Agreement, it being understood and agreed that each and every advance made at the present or hereafter to Debtor or on behalf of Debtor or Grantor shall be deemed to be an advance made on account of the Secured Indebtedness and secured hereby unless otherwise specifically provided in the Note, Agreement or other documents
evidencing such advance.      Repayment to Lender of all of the
Secured Indebtedness by Debtor shall not terminate the lien of this Deed of Trust unless it is released by Lender upon receipt of the written request of Grantor, payment of all outstanding Secured Indebtedness and termination of all applicable Notes and Agreements; otherwise it shall remain in force to secure future advances and indebtedness, irrespective of any additional security that may be taken as to the Secured Indebtedness. Upon authorization of Lender, Trustee and/or Lender shall release and discharge, at the expense of Grantor or Debtor, this Deed of Trust and the liens, security interests and assignments created
hereby.      Grantor represents, warrants, covenants and agrees
as follows:

1. Payment and Performance. Grantor shall perform its obligations under and comply with the provisions of this Deed of Trust and any Note and any Agreement to which it is a party.

2. Covenants; Warranty of Title; Payment of Taxes and Assessments; Prior Deeds of Trust or Mortgages. Grantor makes the covenants and agrees to the other provisions set forth in
Section 55-59 of the Code of Virginia (1950), as amended.
Grantor is lawfully seized of the Property in fee simple absolute or the leasehold estate if this Credit Line Deed of Trust is on a leasehold, and has the right to convey the same. At the time of recordation, this Deed of Trust shall be a First lien and encumbrance on the Property. Grantor will execute such further assurances as Trustee or Lender deems necessary or desirable in order to more fully vest title in Trustee. So long as any part of the Secured Indebtedness shall be unpaid, Grantor will protect the title and possession of the Property and will pay when the same become due all taxes and assessments now existing or hereafter levied or assessed upon the Property or the interest therein created by this Deed of Trust, or which by the laws of the jurisdiction where the Property is located may be levied or assessed against Trustee or its successors, or Lender, for or on account of the Secured Indebtedness upon this Deed of Trust or the interest in the Property thereby created, together with all sums now or hereafter owing on any senior deeds of trust or mortgages. Grantor will provide Lender with evidence of any such payments which from time to time may be required by Lender. Grantor will, at its expense, take such other action and execute such other instruments as may be necessary or desirable in the sole discretion of Lender to preserve and protect the lien and priority of this Deed of Trust and all other instruments evidencing or securing payment of the sums secured hereby.

3. Preservation and Maintenance of Property; Environmental Requirements. No building or other improvement shall be substantially altered, removed or demolished, except for changes which enhance its value, nor shall any fixtures or attached appliances on, in or about said buildings or improvements be severed, removed, sold or mortgaged without the prior written consent of Lender (provided, however, that minor non-structural changes costing not more than $10,000 may be undertaken without such consent, and that replacement of such appliances or fixtures of equivalent value and function may be undertaken without such consent). Grantor will not commit or suffer any waste, nor permit or suffer any impairment or deterioration of the Property, or any part thereof. Grantor will at all times keep and maintain the Property and every part thereof in good condition, fit and proper for the respective purposes for which they were originally erected or installed. Grantor will comply in all material respects with all statutes, orders, requirements or decrees relating to the Property, whether under federal, state, county or municipal authority, and will observe and comply with all conditions and requirements necessary to preserve and extend any and all rights, licenses, permits (including, but not limited to, zoning variances, special exceptions and nonconforming uses), privileges, franchises and concessions which are applicable to the Property or which have been granted to or contracted for by Grantor in connection with any existing or presently contemplated use of Property. Grantor will permit Lender or its agents to enter upon and inspect the Property at all reasonable times and Lender shall have the right to obtain such appraisals, reappraisals, appraisal updates or environmental inspections as Lender, in its sole discretion, may deem necessary from time to time.
     Grantor represents and warrants that the Property never has been, and never will be so long as this Deed of Trust remains in effect, used for the generation, collection, manufacture, storage, treatment, disposal, release or threatened release of any hazardous substance, as those terms are defined in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, 42 U.S.C. Section 9601, et seq. ("CERCLA"), Superfund Amendments and Reauthorization Act ("SARA"), applicable state laws, or regulations adopted pursuant to either of the foregoing. Grantor agrees to comply with any federal, state, or local law, statute, ordinance or regulation, court or administrative order or decree or private agreement regarding materials which require special handling in collection, storage, treatment or disposal because of their impact on the environment ("Environmental Requirements"). Grantor agrees to indemnify and hold Lender harmless against any and all claims and losses and expenses and costs resulting from a breach of this paragraph and Grantor will pay or reimburse Lender for all costs and expenses for expert opinions, inspections or investigations required or requested by Lender which, in Lender's sole discretion, are necessary to ensure compliance with this paragraph. This obligation to indemnify shall survive the payment of the Secured Indebtedness and the release of this Deed of Trust.

4. Insurance. Grantor will keep the Property and the improvements thereon insured against loss by fire, casualty and other hazards (including flood damage, if the improvements are located in a special flood hazard area) as may from time to time be required by Lender for the benefit of Lender. If permitted by applicable law, Grantor will maintain such public liability and indemnity insurance as may from time to time be required by Lender. To the extent permitted by applicable law, all such insurance shall be written in forms, amounts and by companies satisfactory to Lender and losses thereunder shall be payable to Lender pursuant to a standard noncontributing mortgagee's clause. Certificates or other proof of insurance shall be delivered to Lender and Grantor shall provide Lender with such evidence of payment of premiums due on account of such insurance as from time to time may be required by Lender. All such policies shall provide for at least thirty (30) days' prior written notice to Lender of any cancellation or modification thereof, including without limitation, cancellation for nonpayment of premium. Grantor shall give Lender prompt notice of any loss covered by such insurance and Lender shall have the right to join Grantor in adjusting any loss. Grantor hereby authorizes Lender, at Lender's option, to collect, adjust and compromise any losses under any such insurance policies herein referred to. Any funds received as payment for any loss under any such insurance shall be paid over to Lender and shall be applied, after deducting the costs of collection, at the option of Lender, either to the prepayment of the Secured Indebtedness or to the reimbursement of Grantor for expenses actually incurred by Grantor in the restoration or replacement of Property, or any part thereof. In the event of foreclosure of this Deed of Trust or other transfer of title to the Property conveyed hereby, all right, title and interest of Grantor, in and to any insurance policies then in force, shall pass to the purchaser or grantee, which may be, but shall not be limited to, Lender.

5. Lender's Right to Remedy Defaults. In the event Grantor shall neglect or refuse (a) to keep the Property in good repair and condition; (b) to pay promptly when due all taxes and assessments as aforesaid; (c) to remove any statutory liens on the Property; (d) to keep the buildings, improvements and chattels insured as aforesaid; (e) to deliver certificates or other proof of the policies or policy of insurance or the renewals thereof to Lender as aforesaid; (f) or if all amounts owed under any Note, Agreement or other obligation secured by this Deed of Trust or any other deed of trust or other lien on the Property are not paid promptly when due or all obligations, covenants, conditions and agreements under such deed of trust or other lien are not observed, then Lender may, if it shall so elect, in addition to any other rights it may have under this Deed of Trust, take possession of the Property, make repairs as it deems necessary, pay such taxes and assessments with the accrued penalties and/or interest, pay any necessary expenses, redeem the Property which may have been sold or forfeited for taxes or assessments thereon, purchase any tax title thereon, remove any statutory liens or encumbrances and prosecute or defend any suit in relation thereto, or insure and keep insured said buildings, improvements and chattels as provided herein, or make any payments as may be necessary to cure any default. Any sums including, without limitation, costs, expenses and attorneys' fees which may be expended by Lender or Trustee in so doing or otherwise for the protection or preservation of the Property hereby or the lien of this Deed of Trust thereon, shall bear interest from the dates of such payments at the highest rate of interest being paid on any Secured Indebtedness (but in no event higher than the rate or rates permitted under applicable law(, shall be paid by Grantor to Lender upon demand, shall become a part of the Secured Indebtedness and shall be recoverable as such in all respects. Any such liens, claims, taxes, expenses, assessments or tax titles so purchased, paid or redeemed by Lender shall, as between the parties hereto and their successors in interest, be deemed valid, so that in no event shall the necessity or validity of any such payment be disputed. The occurrence of an "Event of Default" as defined in the Amended and Restated Credit Agreement of even date herewith by and between the Grantor and the Lender shall constitute a default under this Deed of Trust.

6. Default, Acceleration of Payments; Trustee's Sale or Lease; Advertisement Required. Upon the occurrence of any event of default regardless of whether Lender shall have cured such event of default on behalf of Grantor in accordance with the terms of this Deed of Trust, Lender may elect, without notice, to cause all the Secured Indebtedness to be at once due and payable in full, and the Trustee, or its successor in trust, as soon as reasonably practicable after requested to do so by Lender (i) may take possession of the Property, may make any repairs or replacements to the Property deemed necessary by Trustee or Lender and/or sell (and in case of default of any purchaser, resell) in whole or in part the Property at public auction at such time and place and upon such terms and conditions as Trustee may deem appropriate or as otherwise required by applicable law or rule of the court following public advertisement for the time and in the manner prescribed by applicable law and in accordance with paragraph 16a, and in case of any sale, Trustee may require a bidder's deposit of not more than ten percent (10%) of the outstanding amount secured, but not less than $1,000, and shall (the terms of sale having been complied with) execute a deed or deeds, assignment and transfer of title to the Property to the purchaser, with such purchaser being discharged from all liability to see to the application of the purchase money; at any such sale Lender may bid and become the purchaser of the Property; or (ii) may take possession of the Property and may lease the Property either pending sale or until the amount of the Secured Indebtedness is paid and deduct from rents received all costs of collection, repair, replacement and administration and apply the net proceeds to the Secured Indebtedness. The Trustee is hereby empowered to bring in its name, or in the name of the Grantor, any suit or action it deems advisable for the enforcement of the provisions of this clause, but the Trustee and the Lender shall be in no way personally liable under any of the provisions of such lease or of this clause, and shall not be personally liable to any person by virtue of their possession of the Property or by virtue of their acting under any provisions of this clause, except to the extent of accounting for rents
actually received by them.      The proceeds of any sale of the
Property by Trustee shall be applied by Trustee: First, to pay all proper costs and charges, including but not limited to court costs, advertising expenses, auctioneers' allowances, the expenses, if any, required to correct any irregularity in the title, premium for Trustee's bond, auditors' fees, attorneys' fees, cost of repairs or replacements, and all other expenses of sale incurred in and about the protection and execution of this Deed of Trust, and all moneys advanced for taxes, assessments, insurance, and with interest thereon at the highest rate of interest being paid on any Secured Indebtedness (but in no event higher than the rate or rates permitted under applicable law), and all taxes and assessments due upon said land and premises at time of sale, and to retain as compensation a trustee's commission of not more than five percent (5%) on the amount of said sale or sales unless a larger percentage or amount is agreed upon in writing by Lender, and attorneys' fees and expenses of any litigation which may arise on account of the execution and enforcement of this Deed of Trust or any Note or Agreement; second, to pay and satisfy all Secured Indebtedness, interest and all other charges hereby secured then remaining unpaid, and interest thereon to date of payment, whether the same shall be due or not, it being understood and agreed by Grantor that the amounts due under any Note or Agreement shall, upon such sale being made before the maturity thereof, be and become immediately due and payable at the election of Lender; and Third, to pay the remainder of said proceeds, if any, to Grantor, its heirs, personal representatives, successors or assigns, or to any other person lawfully entitled thereto, upon the delivery and surrender to the purchaser, his, her or their heirs and assigns, of possession of the Property and premises, less costs and expenses of obtaining possession. If after so applying such proceeds, any portion of the Secured Indebtedness shall remain unpaid, such balances shall continue to be due and payable, and shall be subject to collection by Lender by suit or otherwise. In the event the Property shall be advertised for sale as above provided but be withdrawn from sale or for any other reason not sold, Trustee shall be entitled to a reasonable fee and accruals, and any fees of attorneys or auctioneers, and any other expenses
shall be charged to and paid by Grantor.      In addition, in the
event of default hereunder, Lender shall have all rights and remedies permitted by law and by any document evidencing, governing, or securing the obligations secured hereby.

7. Substitute Trustee. Lender has the irrevocable right and power to substitute without cause or notice a trustee or trustees in the place of any Trustee named under this Deed of Trust. Such power of appointment and substitution may be exercised at any time hereafter and as many times as Lender, its successors or assigns, may desire. Such substitute Trustee(s) shall be vested with the same titles and powers as are granted herein to the original Trustee. Nothing herein contained shall deprive Lender of its right to apply for an receive any relief regarding the Trustee hereunder which is now, or which may hereafter be, provided for by the internal laws of the jurisdiction in which the Property is located or applicable federal law.

8.   Condemnation.   Grantor hereby irrevocably grants, assigns,
transfers and set over unto Lender all right, title and interest of Grantor in and to any award or payment made (not to exceed the outstanding Secured Indebtedness including, without limitation, accrued interest, and costs, expenses, reasonable attorneys' fees, and disbursements incurred by Lender in connection with collection of such award and payment) in respect of (a) any taking of the Property or any part thereof as a result of, or by agreement in anticipation or in lieu of, any exercise of the power of eminent domain or condemnation; and (b) any such taking of any appurtenances to the Property; and (c) any damage to the Property or any part thereof due to governmental action affecting, but not resulting in a taking of, the Property, including, by way of example and not by way of limitation, the changing of the grade of a street adjacent or proximate to the Property provided that if no Event of Default has occurred which remains uncured and such condemnation does not affect more than 25% of the fair market value of the improvements and Land constituting a portion of the Property, Lender agrees to allow Grantor to use such condemnation proceeds to rebuild or restore the Property. Grantor agrees to promptly notify Lender of the commencement of any condemnation or eminent domain proceeding. Grantor further agrees, upon request, to make, execute and deliver any assignments or other instruments necessary for the purpose of assigning or transferring any such award or awards to Lender free and clear of any encumbrances whatsoever. The excess amount of such award over and above sums due Lender on account of the Secured Indebtedness, interest and other charges, shall be paid to Grantor, its successors and assigns.

9.   Restrictions on Transfer of Property; No Secondary
Financing; Mechanics' Liens.      NOTICE - THE DEBT SECURED
HEREBY IS SUBJECT TO CALL IN FULL OR THE TERMS THEREOF BEING MODIFIED IN THE EVENT OF SALE OR CONVEYANCE OF THE PROPERTY.
(a) If all or any part of the Property is sold, transferred, conveyed or encumbered without Lender's prior written consent, Lender may, at its option, require immediate payment in full of all sums secured by this Deed of Trust and exercise all remedies provided in this Deed of Trust in the event of default. However, this option shall not be exercised by Lender if exercise is prohibited by federal law as of the date of this Deed of Trust. Lender reserves the absolute option and right, if permitted by applicable law, among other things, to: require the agreement by Grantor and Grantor's transferee to any terms and conditions that Lender may require upon transfer, increase the rate of interest upon transfer, and charge an assumption fee. (b) To the extent permitted by applicable law, Grantor shall not voluntarily or otherwise permit to be created or filed against the Property, without the prior written consent of Lender in each instance, any other deed of trust or mortgage or other lien or liens or superior to the lien of this Deed of Trust. c) Grantor will keep and maintain the Property free from all liens arising by virtue of all persons supplying labor or materials performed thereon or incorporated therein, notwithstanding by whom such labor or materials may have been contracted, and if any liens in respect to any such labor or materials are filed against the Property, Grantor shall cause the same to be released completely of record either by payment and discharge or by the posting of substitute collateral therefore in accordance with applicable laws within twenty (20) days of the filing thereof, and Grantor will make all payments on all liens permitted herein (if any), when due.

10. Assignment of Rents. Grantor hereby assigns unto Lender the rents, issues and profits accrued and to accrue from all tenants of the Property or any part thereof, during the term of this Deed of Trust, or any extensions thereof, it being understood that as long as there is no event of default hereunder Grantor shall have the privilege of collecting and receiving all rents, issue, and profits (but no more than one (1) month in advance) accruing under leases or contacts of tenancy for the Property or any part thereof. Upon the occurrence of an event of default, Lender may immediately collect such rents, issues and profits as they become due and apply the same, less the costs and expenses of collection thereof, toward the payment of any of the Secured Indebtedness. Grantor will not execute any assignment of the rents, issues and profits from the Property or any part thereof unless such assignment shall provide that it is subordinate to the assignment of rents set forth in this Deed of Trust and any other assignments executed pursuant hereto or in conjunction herewith.

11. Notice of Adverse Claim of Lien. If Grantor shall receive any notice or other instrument which might materially adversely affect the Property or the lien of this Deed of Trust thereon, Grantor will furnish, within three (3) days following such receipt, by certified mail, a copy of such notice or other instrument to Lender. The notices referred to herein shall include, but not be limited to, notices from any tenant or lessee claiming a default by Grantor under any lease or occupancy agreement, any notice by any public authority concerning any tax or special assessment, and any notice of any alleged violation of any building, zoning, fire or other law or regulation affecting the Property.

12. Remedies Cumulative; Forbearance by Lender/Trustee Not a Waiver. All remedies available to Lender or the Trustee with respect to this Deed of Trust or under any instrument evidencing, governing, or securing the Secured Indebtedness, including, but not limited to, any other deeds conveying other property in trust to secure payment of the obligations secured hereunder, or provided by law or in equity or by any statute, or otherwise, shall be cumulative and may be pursued concurrently or successively. Grantor, for itself and all who claim under it, waives to the extent that it lawfully may, all right to have the Property marshaled upon any sale or foreclosure hereunder. No delay or omission of Trustee or Lender to exercise any right, power or remedy shall impair any such right, power or remedy, or shall be construed to be a waiver of any default or any acquiescence therein. No delay or omission on the part of Lender to exercise any option granted for acceleration of the maturity of the Secured Indebtedness or for foreclosure following any default or any other option granted to Lender hereunder in any one or more instances, or tender to and/or acceptance by Lender of any partial payment on account of Grantor's or Debtor's obligations shall constitute a waiver of any such default or operate to rescind any such acceleration and each such option shall remain continuously in full force and effect.

13. Covenants Running with the Land. All covenants hereof shall run with and be binding on the land and improvements conveyed hereby until this Deed of Trust shall be released of record.

14. Hold Harmless. Grantor shall save Lender and Trustee harmless from all costs and expenses, including reasonable attorneys' fees and costs incurred by reason of any action, suit, proceeding, hearing, motion or application before any court or administrative body in and to which Lender and/or Trustee may be or become a party by reason of this Deed of Trust, including, but not limited to, condemnation, bankruptcy, probate and administration proceedings, as well as any of the foregoing wherein proof of claim is by law required to be filed or in which it becomes necessary to defend or uphold the terms or priority of this Deed of Trust, and all money paid or expended by Lender or Trustee in that regard, together with interest thereon from date of such payment at the highest rate of interest being charged on any Secured Indebtedness (but in no event higher than the rate or rates permitted under applicable law), shall be immediately and without notice due and payable by Grantor, shall become a part of the Secured Indebtedness and shall be recoverable as such in all respects.

15. Trustee's Authority. Trustee or any person acting in its stead shall have, at its discretion, authority to employ all proper agents and attorneys in the execution of this Deed of Trust, and pay for such services rendered out of the proceeds of the sale of the Property conveyed hereby, should any be realized; and if no sale be made, then Grantor hereby undertakes and agrees to pay to Trustee the cost of such services rendered. If from time to time more than one Trustee or Substitute Trustee shall have been appointed hereunder, then any one Trustee or Substitute Trustee may act for all such Trustees and/or Substitute Trustee(s).

16. Governing Law. This Deed of Trust, without regard for the place of contract, advance of funds or payment, shall be governed, construed and enforced according to the laws of the Commonwealth of Virginia, with reference to Articles 2 and 3, Chapter Four, Title 55 of the Code of Virginia of 1950, as amended, and with such further understandings in short form as
provided therein, including the following provisions:    (a)
Advertisement Required: Advertisement of the time, place and terms of sale once a week for two weeks in a newspaper having general circulation in the city or county where the Property or some part thereof is located, after the giving of prior notice as prescribed by law.
   (b)  Exemptions waived.
   (c)  Subject to all upon default.
   (d)  Renewal, extensions or reinstatement permitted.
   (e)  Fire and extended coverage insurance required: $full
replacement value.    (f)  Substitution of Trustee permitted with
or without cause.    (g)  Any Trustee may act.

17. Severability of Provisions. In the event any one or more of the provisions hereof or of any Note or Agreement shall for any reason be held to be invalid, illegal, or unenforceable, in whole or in part or in any respect, or in the event any one or more of the provisions hereof or of any Note or Agreement operate or would prospectively operate to invalidate this Deed of Trust, then and in any of those events, at the option of Lender, such provision or provisions shall be severable and shall not affect any other provision hereof or of the Note or Agreement shall remain operative and in full force and effect and shall in no way be affected, prejudiced, or disturbed thereby.

18. Waiver of Notice of Future Advances and Consent to Extensions, Modifications and Release. If Grantor (or any one or more of the parties constituting Grantor) is not the Debtor, then Grantor expressly (a) waives notice of any and all loans and/or advances made, from time to time during the continuance of this Deed of Trust by the Lender to Debtor (or any one or more of the parties constituting Debtor; (b) agrees that modifications of the terms of any Note or Agreement, including without limitation, modifications extending the term for payment or adjusting the interest rate applicable to any Secured Indebtedness, may be made from time to time between Lender and Debtor without notice to or consent of Grantor; (c) agrees that Lender, without notice to or further consent of Grantor, may grant extension of time and other indulgences to and renew any of the obligations of Debtor without regard to the number and length of such extensions, renewals or other indulgences. Grantor further agrees that Lender without notice to or further consent of Grantor, may release or discharge any persons who are or may be liable for the payment of any Note or Agreement or release or discharge any collateral for payment of the Secured Indebtedness and that any such release or discharge shall not alter, modify, release or limit the liability of Grantor (or any one or more of the parties constituting Grantor) or the validity or the enforceability of this Deed of Trust; and (d) agrees that Lender may exercise its rights under this Deed of Trust prior to taking any action against the Debtor.

19. Time is of the Essence. Time shall be of the essence for each and every provision of any Note, any Agreement, this Deed of Trust and all other documents, agreements and contacts evidencing, securing, or governing the obligations secured hereby.

20. References; Applicability. All references in the foregoing covenants to Lender shall apply equally to any subsequent holder or assignee of any Note or any Agreement.

21. Titles. The paragraph titles contained in this Deed of Trust are for reference purposes only and shall not affect the meaning or interpretation of this Deed of Trust.

22. Designations. In any designation hereunder, the use of one gender shall include any other gender wherever same may be appropriate, and the plural shall be substituted for the singular or the singular substituted for the plural in any place herein in which the context may require such substitution.

23. Riders to this Deed of Trust. If a rider is executed by Grantor and recorded together with this Deed of Trust, the covenants and agreements of the rider shall be incorporated into and shall amend and supplement the covenants and agreements of this Deed of Trust as if the riders were a part of this Deed of Trust.

IN WITNESS WHEREOF, Grantor on the year and day first written above, has caused this Deed of Trust to be signed, sealed and delivered.

                                DOUGHTIE'S FOODS, INC.
                                By: Marion S. Whitfield, Jr.    (SEAL)
                                    ------------------------
                                      (Signature)
                                    Senior Vice President


[Acknowledgment for corporate Grantor]

Commonwealth of Virginia
City of Norfolk, to wit:

[Illegible], a Notary Public in and for the aforesaid jurisdiction, do certify that Marion S. Whitfield, Jr., whose name is signed to the Deed of Trust above, bearing date on the 14th day of June, 1996, as Senior Vice Pres. of Doughtie's Foods, Inc., a Virginia corporation, has acknowledged the same, before me in the jurisdiction aforesaid. Given under my hand this 14th day of June, 1996.

My commission expires: July 31, 1996      [Illegible] (SEAL)
                                           -------------
                                           (Signature)
                                           Notary Public

EXHIBIT A TO CREDIT LINE DEED OF TRUST DATED JUNE 14, 1996, BY
AND AMONG DOUGHTIE'S FOODS, INC., a Virginia corporation, as
Grantor, DAVID A. DURHAM and DAVID SINGLETON, as Trustees, and
CRESTAR BANK

PARCEL ONE:

       THAT certain lot, piece or parcel of land, with the buildings and improvements thereon, situate in the City of Portsmouth, State of Virginia, and is shown on a certain plat entitled: "Plat Showing Property To Be Conveyed To Doughtie's Barbecue, Portsmouth, Virginia", dated December 11, 1962, made by Ball-Hassell & Wilson, and bounded and described according to said plat as follows:

       BEGINNING at a point at the intersection of the north side of Wesley Street and the west line of a right of way of Norfolk & Portsmouth Belt Line Railroad, and running thence North 4 degrees 58' West along said right of way 585.00 feet to a point; thence South
85 degrees 02' West 242.56 feet to a point at the intersection of the south side of Arlington Street and the east side of a twelve foot
(12) lane; thence South 4 degrees 58' East along said lane 585.00 feet to the north side of Wesley Street, and thence east along the north side of Wesley Street, North 85 degrees (formerly erroneously designated as 58 degrees) 02' East 242.56 feet to the point of beginning, and containing 3.258 acres;

       BEING the same property conveyed by Portsmouth Industrial Foundation, Incorporated to Robert Realty Corporation by deed dated July 13, 1964, recorded in the Office of the Clerk of the Circuit Court of Portsmouth, Virginia in Deed Book 430, page 39; the said Robert Realty Corporation having merged into Doughtie's Barbecue, Inc. on March 7, 1972, and the said Doughtie's Barbecue, Inc. having merged into Doughtie's Foods, Inc. on March 7, 1972, as described in a Certificate of the Clerk of the Virginia State Corporation Commission recorded in the Office of the Clerk of the Circuit Court of Portsmouth, Virginia in Deed Book 918, page 129.

PARCEL TWO:

       All that certain piece or parcel of property, with the appurtenances thereunto belonging, situate in the City of Portsmouth, Virginia, containing approximately 4.36 acres, and bounded and described as follows:

       Beginning at a point on the east side of Chautauqua Avenue
160 feet north from the northeast intersection of Chautauqua
Avenue and Adriatic (formerly Arlington) Street, and from thence running N 4 degrees 58' W along Chautauqua Avenue 349.65 feet; thence N 85 degrees 02' E 394.56 feet to the right-of-way of the Norfolk and Portsmouth Belt Line Railroad; thence S 4 degrees 58' E along said right-of-way 559.65 feet; thence S 85 degrees 02' W 242.56 feet to the eastern end of Adriatic Street; thence N 4 degrees 58' W along the eastern end of Adriatic Street 50 feet; thence S 85 degrees 02' W along the northern side of Adriatic Street 6 feet; thence N 4 degrees 58' W 160 feet; and thence S 85 degrees 02' W 146 feet to the point of beginning;

       BEING the same property conveyed by Portsmouth Port and Industrial Commission to Doughtie's Foods, Inc. by deed dated
June 28, 1984, recorded in the Office of the Clerk of the Circuit
Court of Portsmouth, Virginia in Deed Book 889, page 819.

PARCEL THREE:

       All those ten certain lots of land, with the buildings and improvements thereon, situate, in the City of Portsmouth, Virginia, and known and designated as Lots Numbers 2279, 2280, 252, 253, 254, 255, 256, 257, 258, and 259 on the plat of the
Port Norfolk Land Company, recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake (formerly Norfolk County), Virginia, in Map Book 4, pages 70 and 71; the said lots taken together being bounded and described as follows:

       Beginning at the southwest intersection of Virginia Avenue and Wesley Street, and thence running southerly along the west side of Virginia Avenue 400 feet to a point 200 feet north of the north side of Detroit Street; thence westerly and at right angles to Virginia Avenue 140 feet to an alley; thence northerly along said alley 400 feet to Wesley Street; and thence easterly along the south side of Wesley Street 140 feet to the point of beginning.

       Being a portion of the same property acquired by Doughtie's Foods, Inc., a Virginia corporation, by deed from Raymond B. Smith and Ann T. Smith, dated July 14, 1980, and recorded in the Clerk's Office of the Circuit Court of the City of Portsmouth, Virginia, in Deed Book 786, at page 321.

PARCEL FOUR:

       All that certain piece or parcel of land, with the buildings and improvements thereon, situate, lying and being in the City of Portsmouth, Virginia, and being more particularly bounded and described as follows:

       A parcel of land 35 feet in width and 400 feet in length lying in front and east of the aforesaid lots [Parcel Three], being the western one-half of Virginia Avenue, as shown on the plat of the Port Norfolk Land Company, recorded in the Clerk's Office of the Circuit Court of the City of Chesapeake (formerly Norfolk County), Virginia, in Map Book 4, pages 70 and 71; said portion of Virginia Avenue having been closed and vacated as a public street by an ordinance adopted by the City Council of the City of Portsmouth on November 23, 1965, a copy of which ordinance is recorded in the Clerk's Office of the Circuit Court of the City of Portsmouth, in Deed Book 574, at page 263.

       IT BEING the same property conveyed to DOUGHTIE'S FOODS
INC. by deed from W. Eugene White, General Receiver for The Port
Norfolk Land Co., dated May 27, 1981, recorded in Deed Book 807, page 686; and

       IT BEING part of the same property conveyed to DOUGHTIE'S
FOODS INC. by deed from Raymond B. Smith and Ann T. Smith, his wife, dated July 14, 1980, recorded in Deed Book 786, page 321.